Exhibit 99.1

STEINWAY MUSICAL INSTRUMENTS, INC.

For Immediate Release:

Steinway Reports 1st Quarter Results

GAAP EPS $0.39 - Up $0.31

Adjusted EPS $0.49 - Up $0.21

WALTHAM, MA - May 6, 2004 - Steinway Musical Instruments, Inc. (NYSE: LVB), one of the world’s leading manufacturers of musical instruments, today announced results for the quarter ended March 31, 2004.  The Company posted EPS of $0.39 compared to $.08 in the prior year period.  Adjusted EPS was $0.49 compared to $0.28 in 2003.  Adjustments for 2004 are comprised of costs associated with band instrument plant closures and are detailed in the attached financial tables.

Net sales increased 9% for the quarter, to $90 million.  Gross margins improved to 28.6% from 25.2% in the prior year period and Adjusted gross margins improved 150 basis points to 30.1%.  Cash flows from operations were $3 million higher than in the first quarter of 2003 and EBITDA increased 33%, to $13 million.  A comparatively higher tax rate for the quarter negatively impacted EPS by $0.03.  The Company ended the quarter with a cash balance of $45 million.

CEO Dana Messina commented, “We are very pleased with our first quarter results.  The economies in many of the piano markets we serve have picked up and we foresee a continuation of healthy piano sales for the rest of the year.”

Messina continued, “As scheduled, we closed a second band instrument manufacturing facility on April 1st.  With the plant closures complete and facility rationalization charges essentially behind us, we can better focus our efforts on our product and distribution strategies.  We expect profitability in our band instrument business to continue to improve in the second half of 2004.”

The Company remains on track to achieve 2004 earnings of at least $1.90 per share on a GAAP basis.

10-Q Filing and Conference Call

Additional information and further discussion and analysis of Steinway’s first quarter results is included in the Company’s Quarterly Report on Form 10-Q filed today with the SEC.  Management will also be discussing the Company’s results and outlook for the remainder of 2004 on a conference call today beginning at 5:30 p.m. EDT.  The 10-Q, a live web cast of the call, and an archived version of the call will be available to all interested parties on the Company’s web site, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Steinway & Sons pianos, Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, King trombones, and Ludwig snare drums.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent or unusual items.  The Company uses EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance.  The Company also believes EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements.  In addition, certain of the Company’s debt covenants are based upon EBITDA calculations and the Company uses EBITDA as the basis for determining bonuses for its managers.  However, EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company has provided other non-GAAP measurements which present operating results on a basis excluding non-comparable items.  The Company has provided Adjusted financial information because management uses it to better understand the Company’s core operating performance on a going forward basis.  This Adjusted information also provides meaningful comparisons of performance between periods.  However, there are limitations in the use of such information because the Company’s actual results do include the impact of these Adjustments.  The non-GAAP measures are intended only as a supplement to the comparable GAAP measures.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; recent geopolitical events; increased competition; work stoppages and slowdowns; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new band instrument product and distribution strategies; ability of suppliers to meet demand; and fluctuations in effective tax rates resulting from shifts in sources of income.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone: 781-894-9770
E-mail: ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

	Three Months Ended
	3/31/2004	3/29/2003
Net sales	$90,061	$82,509
Cost of sales	64,336	61,677
Gross profit	25,725	20,832
	28.6%	25.2%

Operating expenses	17,627	17,428
Income from operations	8,098	3,404
Interest expense, net	3,141	2,972
Other (income) expense, net	(612)	(621)
Income before taxes	5,569	1,053
Provision for income taxes	2,225	370
Net income	$3,344	$683

Earnings per share - basic	$0.41	$0.08
Earnings per share - diluted	$0.39	$0.08

Weighted average common shares - basic	8,210	8,906
Weighted average common shares - diluted	8,520	8,906

Condensed Consolidated Balance Sheets

	3/31/2004	3/29/2003	12/31/2003
Cash	$45,050	$15,134	$42,283
Receivables, net	84,037	85,246	76,403
Inventories	155,284	155,594	152,029
Other current assets	17,409	15,160	17,555
Total current assets	301,780	271,134	288,270

Property, plant and equipment, net	97,615	101,428	98,937
Other assets	58,496	53,886	58,458
Total assets	$457,891	$426,448	$445,665

Notes payable and current portion of long-term debt	$11,129	$8,407	$10,638
Other current liabilities	57,710	46,496	50,666
Total current liabilities	68,839	54,903	61,304

Long-term debt	215,066	190,956	185,964
Other liabilities	45,332	47,999	45,762
Stockholders’ equity	128,654	132,590	152,635
Total liabilities and stockholders’ equity	$457,891	$426,448	$445,665

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 3/31/04
	GAAP	Adjustments		Adjusted
Net sales	$90,061	$—		$90,061
Cost of sales	64,336	(1,412	)(1)	62,924

Gross profit	25,725	1,412		27,137
	28.6%			30.1%

Operating expenses	17,627	76	(2)	17,703

Income from operations	8,098	1,336		9,434

Interest expense, net	3,141	—		3,141
Other (income) expense, net	(612)	—		(612)

Income before taxes	5,569	1,336		6,905

Provision for income taxes	2,225	534	(3)	2,759

Net income	$3,344	$802		$4,146

Earnings per share - basic	$0.41			$0.51
Earnings per share - diluted	$0.39			$0.49

Weighted average common shares - basic	8,210			8,210
Weighted average common shares - diluted	8,520			8,520

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)          Reflects employee severance costs associated with plant closures.

(2)          Reflects gain on sale of equipment associated with plant closures.

(3)          Reflects the tax effect of Adjustments at the Company’s effective rate for the period.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 3/29/03
	GAAP	Adjustments		Adjusted
Net sales	$82,509	$—		$82,509
Cost of sales	61,677	(2,761	)(1)	58,916

Gross profit	20,832	2,761		23,593
	25.2%			28.6%

Operating expenses	17,428	—		17,428

Income from operations	3,404	2,761		6,165

Interest expense, net	2,972	—		2,972
Other (income) expense, net	(621)	—		(621)

Income before taxes	1,053	2,761		3,814

Provision for income taxes	370	969	(2)	1,339

Net income	$683	$1,792		$2,475

Earnings per share - basic	$0.08			$0.28
Earnings per share - diluted	$0.08			$0.28

Weighted average common shares - basic	8,906			8,906
Weighted average common shares - diluted	8,906			8,906

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)          Reflects $1,903 paid in accordance with the terms of expired labor contracts and $858 impact of labor strikes.

(2)          Reflects the tax effect of Adjustments at the Company’s effective rate for the period.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation from Cash Flows from Operating Activities to EBITDA

(In Thousands)

	Three Months Ended
	3/31/2004	3/29/2003
Cash flows from operating activities	$985	$(1,987)
Changes in operating assets and liabilities	4,819	5,428
Income taxes, net of deferred tax benefit	2,352	493
Net interest expense	3,141	2,972
Other	116	(63)
Non-recurring, infrequent or unusual cash charges	1,336	2,761
EBITDA	$12,749	$9,604